UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2013
Date of Report (Date of earliest event reported)

TAGLIKEME CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-25455	201777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Third Floor, 7-8 Conduit Street, Mayfair, London, UK	W1S 2XF
(Address of principal executive offices)	(Zip Code)

44 207 290 6919
Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Certificate of Amendment to Articles of Incorporation

On October 17, 2013, the Board of Directors of TagLikeMe corp., a Nevada corporation (the “Company”) authorized an increase in the Company's shares of common stock to 2,000,000,000 shares, par value $0.001. On October 18, 2013, the Company filed a Certificate of Amendment with the Nevada Secretary of State to increase its authorized capital to 2,000,000,000 shares of common stock, par value $0.001,(the “Increase in Authorized”). The Increase in Authorized was effective with the Nevada Secretary of State on October 18, 2013 when the Certificate of Amendment was filed. The Increase in Authorized was approved by the Board of Directors and the shareholders holding a majority of the total issued and outstanding shares of common stock on October 17, 2013.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1.1   Certificate of Amendment dated October 18, 2013 filed with the Nevada Secretary of State.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TagLikeMe Corp.

DATE: October 22, 2013	By:	/s/ Richard Elliot-Square
Name: Richard Elliot-Square
Title: President/Chief Executive Officer

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